                                                                   EXHIBIT 10.20

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                              COPROMOTION AGREEMENT

         This COPROMOTION AGREEMENT is made as of the Effective Date (defined below), by and between BRISTOL-MYERS SQUIBB U.S. PHARMACEUTICALS GROUP, a division of E.R. SQUIBB & SONS, INC., a Delaware corporation, having a place of business at 777 Scudders Mill Road, Plainsboro, New Jersey 08536 ("BMS"), and ASCENT PEDIATRICS, INC., a Delaware corporation, maintaining its principal business offices at 187 Ballardvalle Street, Suite B125, Wilmington, Massachusetts 01887 ("ASCENT")

                              W I T N E S S E T H:

         WHEREAS, BMS markets and distributes an oral suspension product containing Cefadroxil monohydrate under the trademark "DURICEF(R)" which has been approved by the U.S. Food and Drug Administration ("FDA") for the treatment of certain infections (as more fully specified in the labeling for the product); and

         WHEREAS, ASCENT is engaged in the business of developing, marketing and distributing pharmaceutical products to pediatricians; and

         WHEREAS, BMS wishes to expand the promotion of DURICEF(R) (Cefadroxil monohydrate) oral suspension to pediatricians, and ASCENT desires to have the right to copromote said product to such physicians, upon the terms specified herein.

         NOW, THEREFORE, in consideration of the mutual covenants herein set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

         1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the corresponding meanings set forth below:

                  "Affiliate" means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person. A Person shall be regarded as in control of another Person if it/he/she owns, or directly or indirectly controls, more than fifty percent (50%) of the voting securities (or comparable equity interests) or other ownership interests of the other Person, or if it/he/she directly or indirectly possesses the power to direct or cause the direction of the management or policies of the other Person, whether through the ownership of voting securities, by contract or any other means whatsoever.
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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  "Agreement" means this agreement, together with all appendices, exhibits and schedules hereto, and as the same may be amended or supplemented from time to time hereafter by a written agreement duly executed by authorized representatives of each party hereto.

                  "Agreement Quarter" means each three-month period commencing on the first day of March, June, September or December, during the Copromotion Term.

                  "Agreement Year" means each 12-month period commencing on the first day of the Copromotion Term and each anniversary thereof during the Copromotion Term.

                  "Base Net Sales attributable to Pediatricians" has the meaning set forth in Section 11(b) hereof.

                  "Call Plan"  has the meaning specified in Section 5(d) hereof.

                  "Confidential and Proprietary Information" has the meaning set forth in Section 15 hereof.

                  "Copromotion Term" has the meaning specified in Section 13(a) hereof.

                  "Costs" with respect to a Funded Activity has the meaning specified in Section 6(d) hereof.

                  "Cost of Manufacture" means (i) in the case of Product samples manufactured by BMS, a charge for samples for the first Agreement Year as set forth in Schedule B attached hereto, which figures shall be subject to adjustment on an annual basis commencing on the first day of each subsequent Agreement Year to reflect the percentage increase or decrease in the Producers Price Index as published by the Bureau of Statistics, U.S. Department of Labor (or successor agency) from the first day of the previous Agreement Year (it being understood that said figures on Schedule B represent ** as determined in accordance with generally accepted accounting principles, consistently applied), or (ii) if the Product sample is manufactured for BMS by a third party, ** .

                  "Effective Date" of this Agreement means February 1, 1998.

                  "Funded Activities" has the meaning specified in Section 6(a) hereof.



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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  "IMS America" means the International Marketing Services Prescription Reporting Service, or such other prescription reporting service to which ASCENT and BMS may mutually agree to in writing.

                  "Incentive Net Sales attributable to Pediatricians" has the meaning set forth in Section 11(b) hereof.

                  "Net Sales" means for the applicable period the gross amount invoiced for the Product by BMS or its licensees to ** in the Territory, less the following amounts to the extent deducted on such invoice or absorbed by BMS:
(i) ** . If a Product is sold for compensation other than cash, Net Sales shall be calculated based on the fair market value of the Product in cash.

                  "Pediatricians" means physicians whose practices are devoted primarily to pediatric medicine. For sake of clarity and avoidance of doubt, the term "Pediatricians" does not include general practitioners, family practitioners, internal medicine specialists, and doctors of osteopathy.

                  "Person" shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.

                  "Product" means the oral suspension forms (including all dosage strengths) of DURICEF(R) (Cefadroxil Monohydrate) currently approved by FDA, and any new oral suspension forms or formulations of such Product, and any new dosage or indication or use (including all dosage strengths) related to such oral suspension forms or formulations of DURICEF(R) (Cefadroxil Monohydrate). For sake of clarity and avoidance of doubt, "Product" does not include any non-oral suspension forms or formulations of DURICEF(R) (Cefadroxil Monohydrate).

                  "Residual Compensation" and "Residual Period" have the meanings set forth in Section 11(e) hereof.

                  "Sales/Marketing Committee" has the meaning specified in
Section 5 hereof.

                  "Serious adverse event" and "Non-serious adverse event" have the meanings set forth in section 9(h) hereof.


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  "Territory" means the United States of America.

                  "Trademark" means the trademark DURICEF(R) and any other trademark or trade name (whether registered or unregistered) used on or with the Product or in any promotional material related to the Product in the Territory during the Copromotion Term.

         2.       GRANT OF RIGHTS TO ASCENT.

                  (a) BMS hereby engages ASCENT to promote the Product during the Copromotion Term on an exclusive basis (even as to BMS) to Pediatricians, upon the terms and conditions set forth herein.

                  (b) BMS hereby grants to ASCENT a fully-paid up, nonexclusive right and license to use the Trademark during the Copromotion Term solely in connection with the promotion of the Product and the other activities of ASCENT conducted in the Territory in accordance with this Agreement.

         3.       COPROMOTION BY ASCENT

                  (a) During the Copromotion Term, ASCENT shall promote the Product in the Territory to Pediatricians ** to Pediatricians; provided, that in any event ASCENT will use not less than ** to promote the Product throughout the Territory to Pediatricians; and provided, further, that ** except as authorized by the Sales/Marketing Committee upon the unanimous approval of all members of such Committee.

                  (b) Except as provided for in Section 6 of this Agreement or otherwise agreed to by the parties, ASCENT shall be solely responsible for the costs and expenses of establishing and maintaining its sales force and conducting its other activities under this Agreement and **.

                  (c) ASCENT shall instruct its sales force not to, and shall use commercially reasonable efforts to ensure that its sales force will not, promote or detail the Product **.

                  (d) ASCENT shall provide BMS, within five (5) working days of transmission, complete copies and/or transcripts of **. The individual to which these shall be sent will be designated by BMS upon execution of this Agreement. In addition, all written, electronic and visual communications provided to a majority of ASCENT

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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

sales representatives regarding Product strategy, positioning or selling messages will be subject to prior review and approval by BMS. ASCENT will have the right to redact any text of any communication provided to BMS hereunder to the extent such text does not relate to the promotion, sales, pricing, or marketing of the Product.

         4.       RESPONSIBILITIES OF BMS.

                  (a) Except as may be provided for in Section 6 of this Agreement, BMS shall be solely responsible for the costs and expenses of its sales force and conducting its other activities under this Agreement.

                  (b) BMS shall have the sole authority to determine the price of the Product sold by BMS or ASCENT, including price increases or decreases and the timing thereof as determined by BMS.

                  (c) BMS shall have the sole responsibility, at its cost and expense, for Product manufacture, shipping, distribution and warehousing, for the invoicing and billing of purchasers of the Product, for order confirmation (if any) in accordance with BMS customary practices, and for the collection of receivables resulting from Net Sales. BMS will book all sales of the Product. All sales will be deemed made pursuant to contract between BMS and the customer.

                  (d) BMS shall use ** , including maintaining reasonable levels of inventory in light of customary industry practice, to ensure that sufficient stock of the Product will be available in its inventory to fill orders from the trade in accordance with normal industry practices. BMS agrees that in the event that there is not sufficient stock of the Product, it will allocate supply of the Product on an equitable basis between the pediatric and non-pediatric markets.

                  (e) BMS shall use ** to maintain all necessary authorizations with the FDA to market the Product in the Territory in commercial quantities.

                  (f) Promptly following the execution of this Agreement, BMS shall furnish ASCENT with the names of Pediatricians prescribing the Product, if any, called on by BMS in the Territory during the immediately preceding 12-month period, that were not previously disclosed to ASCENT.


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  (g) Subject to payment for the cost thereof by ASCENT as provided for in Section 6 hereof, BMS shall furnish ASCENT with copies of such promotional materials as BMS makes available to its sales force (including translations thereof, if available), as the Sales/Marketing Committee may determine appropriate for release to ASCENT.

         5.       SALES/MARKETING COMMITTEE.

                  (a) A marketing committee for the Product in the Territory to Pediatricians will be established promptly by BMS and ASCENT after execution of this Agreement (such committee being referred to herein as the "Sales/Marketing Committee"). ASCENT shall be entitled to ** in the Territory to Pediatricians, which activities shall include:

                  (i) co-developing and revising existing and new promotional materials for the Product for in-person promotion to Pediatricians and related non-personal promotional activities, including the package inserts, labeling and other materials to the extent that the same relate specifically to the marketing of the Product to Pediatricians;

                  (ii) developing promotional programs for the Product to Pediatricians;

                  (iii) reviewing and approving ** to be performed by ASCENT in any given period;

                  (iv) establishing appropriate Product sampling levels and scheduling;

                  (v)      planning market research activities;

                  (vi) preparing any new materials directly related to the Product that are to be used to train ASCENT's sales force;

                  (vii) planning symposia, seminars and other professional relations events of specific interest to Pediatricians; and

                  (viii) designing and implementing programs to encourage and improve cooperation between BMS and ASCENT with respect to maximizing sales of the Product to Pediatricians.

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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.


                  (b) The Sales/Marketing Committee shall be composed of **. The initial members shall be designated by each party in writing promptly following execution of this Agreement. Each party may change its designated members at any time upon advance written notice to the other party (for BMS, notice must be sent to its Senior Director, Infectious Diseases Marketing; for ASCENT, notices must be sent to its Vice-President of Marketing) of any substitution of a member. Decisions and recommendations of the Sales/Marketing Committee will be made by vote of ASCENT and BMS, **. Except where unanimous agreement of all representatives to the Sales/Marketing Committee is expressly required under this Agreement, in the event of a tie, **. In the event unanimous agreement of the members of the Sales/Marketing Committee is required hereunder and there is a tie, the matter for which approval was sought will be deemed to have been rejected and the matter will not be implemented.

                  (c) The Sales/Marketing Committee shall meet not less than once in each Agreement Quarter during the Copromotion Term or as otherwise agreed by the parties in the writing, at such locations as are designated by each party alternatingly. Each party shall bear the costs and expenses of ** that are incurred in connection with the Sales/Marketing Committee meetings.

                  (d) Each Call Plan identifying the direct selling and marketing activities to be conducted by ASCENT in an Agreement Quarter specifically targeting Pediatricians ** shall be subject to the review and unanimous written approval of all designated representatives of BMS and ASCENT to the Sales/Marketing Committee (the call plan so approved being referred to herein as the "Call Plan"). Each Call Plan shall remain in effect until a new Call Plan is again so approved by the Sales/Marketing Committee.

                  (e) Notwithstanding anything in this Section 5 or that might otherwise imply to the contrary in this Agreement, BMS shall have strategic responsibility and sole authority and responsibility for obtaining all legal, regulatory and medical approvals related to the selling and use of promotional materials prepared or approved by the Sales/Marketing Committee.

         6.       FUNDING OF PROMOTIONAL ACTIVITIES.

                  (a) During the Copromotion Term, ** shall be solely responsible for the Costs incurred by it and by BMS of the following activities related to the promotion of the Product in the Territory to Pediatricians (collectively, the "Funded Activities"):


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  (i) reasonable and customary selling and promotional materials and advertisements that have been approved by the Sales/Marketing Committee for use with Pediatricians;

                  (ii) advertisements that have been approved by the Sales/Marketing Committee primarily targeting Pediatricians; and

                  (iii) the purchase by ASCENT of reasonable quantities of Product samples from BMS in accordance with Section 8 hereof.

The incurrence of any Costs by either BMS or ASCENT for Funded Activities shall require ** .

                  Where promotional materials, advertisements, symposia and other promotional events developed by BMS for the Product in the Territory will benefit both Pediatricians and other health care professionals (i.e., such materials and activities, while not intended primarily for the benefit of the Pediatrician market, will nonetheless have a direct benefit to same), then, where the Sales/Marketing Committee has approved by ** of all its members that ASCENT should bear a portion or all of the Cost of same, the Sales/Marketing Committee will determine an equitable allocation of the Cost of such materials and activities as will be borne by ASCENT, which amount shall be reimbursed by ASCENT to BMS (and which shall be subject to credit by ASCENT against BMS' contribution obligation under Section 6 (b) below). The determination of equitable allocation of such Costs shall also be approved by ** .

                  (b) ** shall be responsible for up to the first ** annually of Costs incurred by ASCENT or BMS towards Funded Activities that have been approved by the Sales/Marketing Committee and/or allocated as provided under
Section 6(a) above. Any Costs incurred by ASCENT and BMS towards Funded Activities approved by the Sales/Marketing Committee or allocated to ASCENT as provided in Section 6(a) above that are in excess of such ** annual contribution limit shall be borne solely by **.

                  (c) BMS shall be under no obligation to conduct or develop symposia, seminars, technical and scientific exhibits and other professional relations events with respect to the Product or to conduct additional Phase I, II, III or IV clinical trials with respect to the Product. If requested by ASCENT and ** :


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.


                  (i) ASCENT may conduct or develop symposia, seminars, technical and scientific exhibits and other professional relations events with respect to the Product that specifically target Pediatricians; and

                  (ii) ASCENT may conduct, subject to prior written approval by BMS (which may be given or denied in BMS' sole and absolute discretion) and subject to the overall direction and supervision of BMS, additional Phase IV clinical trials with respect to the use of the Product for pediatric indications.

ASCENT shall be solely responsible for all costs or expenses incurred by ASCENT or BMS pursuant to clauses (i) and (ii) of this Section 6 (c), and BMS shall have no contribution or reimbursement obligation hereunder with respect to same.

                  (d) For purposes of this Section 6, the term "Costs" means ** .

                  (e) Each party shall submit a statement to the other party within ** after the end of each ** identifying in reasonable detail the Funded Activities and related Costs incurred by it (as determined in accordance with Section 6(d) above) that are ASCENT's responsibility under this Section 6. Each party shall provide any supplementary documentation as the other party may reasonably request to verify such Costs. ** shall reimburse ** for the Costs incurred by it as to which ** has a contribution obligation under this Section 6, within ** after the end of each ** up to the annual reimbursement limit set forth in Section 6(b) hereof. ** shall reimburse ** for the Costs incurred by ** for which ** is required to reimburse ** hereunder within ** after the end of each ** . The calculation of such Costs and the reconciliation thereof shall be subject to audit and inspection in accordance with Section 12 hereof.

                  (f) Except as provided in this Section 6, any marketing and Promotional expenses related to the Product for the non-Pediatrician market, including all Promotional materials, advertisements, symposia and other Promotional events therefor, shall be borne by BMS.

         7.       TRAINING OF ASCENT SALES FORCE.

                  (a) The parties intend that BMS will provide ASCENT's sales force with the same or substantially similar training with respect to promotion of the Product to Pediatricians as has been given or is to be given to BMS's sales force in the Territory (it being understood that such training shall be specific to the Product itself, as opposed to


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES
AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.


general sales training). BMS and ASCENT will hold one initial training session ("Initial Training Session"), which shall be held within the thirty (30) days after the Effective Date of this Agreement, and which will be held at a time and location mutually acceptable to BMS and ASCENT. The Sales/Marketing Committee will determine the content of such Initial Training Session, and shall review the Product-related training materials and make recommendations for any revisions and updates thereto as the Committee may deem appropriate; provided, however, BMS shall determine and be solely responsible for the content, development, and associated cost of all training materials.

                  All members of the ASCENT sales force (including management and representatives) shall attend a Product-related training program, whether as part of the Initial Training Session or a subsequent training programs conducted by ASCENT or BMS. ASCENT shall bear the full cost and expense of all of its personnel (including management, sales representatives, and consultants) who attend a Product-related training programs, without contribution from BMS under
Section 6 hereof. BMS shall bear the costs and expenses of its training personnel provided for the Initial Training Session. ASCENT shall reimburse BMS for any out-of-pocket costs incurred by BMS for any subsequent training programs for which participation by BMS personnel has been requested by ASCENT and ** .

                  (b) Training for ASCENT sales representatives and managers following the Initial Training Session shall be the responsibility of ASCENT. ASCENT shall have the authority, and shall be responsible at its cost and expense, for all training to be provided to its sales force following the Initial Training Session; provided, however, that the contents and strategic direction of any training provided by ASCENT that relates to the Product shall be coordinated and agreed to by ASCENT and BMS. From time to time as training materials for the Product may be revised by BMS (the timing and content of which shall be determined by BMS in the exercise of its sole and absolute discretion or as mandated by regulatory agencies or as directed by the Sales/Marketing. Committee), BMS will make such training materials available to ASCENT at BMS' cost and expense.

         8.       PRODUCT SAMPLES:  ADDITIONAL CLINICAL STUDIES.

                  (a) BMS will provide ASCENT from time to time with reasonable quantities, as determined by ASCENT in its sole discretion, of samples of the Product to be used in making detail calls to Pediatricians in the Territory. Product samples will in all cases be shipped to ASCENT on not less than thirty
(30) days' advance written notice and subject to the same shipping schedules as that under which BMS distributes Product samples to its own sales representatives.

                  Product samples will be shipped to an ASCENT central distribution point from which ASCENT will further distribute them to its sales representatives. All costs


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         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

of such distribution by ASCENT shall be borne solely by ASCENT. Once ASCENT accepts shipment of Product samples from BMS, ASCENT shall be responsible for all Product samples accountability and compliance with the Prescription Drug Marketing Act, as amended, and other applicable federal, state and local laws relating to samples. ASCENT is further responsible for adherence by its sales representatives to such laws.

                  The purchase price to be paid by ASCENT for Product samples shall be equal to the ** . BMS shall invoice the purchase price of the Product samples to ASCENT in accordance with Section 6 above. ASCENT shall pay for such samples within 45 days after receipt of same by ASCENT, subject to credit against the purchase price of such Product samples with respect to such amount as may then be remaining under BMS' annual contribution commitment under Section 6 (b)

                  Product samples shall have a shelf life of ** , unless otherwise agreed to by ** .

                  (b) BMS shall have sole control over the design and conduct of any Phase I-IV studies relating to the Product, as well as sole and absolute discretion as to whether to initiate any such studies. Where ASCENT has requested that BMS conduct a specific study (and BMS has agreed to conduct such study), or where ASCENT has agreed in writing with BMS to participate in the cost of conducting a specific Study proposed by BMS, then ** . In the event that FDA requires that a clinical study for a pediatric indication be conducted with the Product, then ** . Any costs incurred by ASCENT pursuant to this section
8 (b) shall not be subject to reimbursement or contribution by BMS under section 6(b) hereof.

         BMS shall have the exclusive right to use the data resulting from said clinical studies for any purpose including, but not limited to, product registrations and product licenses related to the Product, throughout the world.



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
         9.       CERTAIN REGULATORY MATTERS.

         (a) All regulatory matters regarding the Product shall remain under the exclusive control of BMS, subject to the participation by ASCENT in matters related to the marketing of the Product to Pediatricians and in certain clinical studies as more fully set forth in Sections 6(c) (ii) and 8(b) above. BMS will have the sole responsibility, at its cost and expense, to respond to Product and medical complaints and to handle all returns and recalls of the Product.

                  (b) BMS shall furnish ASCENT with efficacy and safety information reasonably requested by ASCENT to assist it in promoting the Product to Pediatricians, including, without limitation, relevant clinical and safety data included in the New Drug Application for the Product and information related to the efficacy and safety profile of the Product since its approval by the FDA. Such information shall be treated as confidential information of BMS, and shall not be disclosed to third parties without BMS' prior written approval.

                  (c) Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party of any significant event(s) that affect the marketing of the Product, including, but not limited to, adverse drug reactions and governmental inquiries, whether within or outside the Territory.

                  "Serious" adverse events for the Product (as defined in section 9(h) below) learned by ASCENT shall be submitted to BMS within three (3) working days but no more than four (4) calendar days from the receipt date by ASCENT.

                  "Non-serious" adverse events for the Product (as defined in section 9(h) below) that are spontaneously reported to ASCENT shall be submitted to BMS no more than one (1) month from the date received by ASCENT; provided, however, that medical and scientific judgment should be exercised in deciding whether expedited reporting is appropriate in other situations, such as important medical events that may not be immediately life-threatening or result in death or hospitalization but may jeopardize the patient or may require intervention to prevent a serious adverse event outcome.

                  BMS shall have the reporting responsibility for such events to applicable regulatory health authorities anywhere in the world.


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
                  ASCENT shall report all such adverse events involving the Product learned by it to:

                  Vice President, Worldwide Safety & Surveillance
                  Bristol-Myers Squibb Company
                  P.O. Box 5400
                  Mail Stop HWl9-l.01
                  Princeton, New Jersey  08543-5400
                  U.S.A.
                  Facsimile No.:   (609) 818-3804
                  Telephone No.:  (609) 818-3737

A CIQMS-I form or a form that contains the data elements of a CIQMS-I form is recommended.

                  Serious adverse events concerning the Product learned by BMS shall be reported by BMS to ASCENT at the time that BMS reports such events to FDA, and shall be sent to:

                  Dr. William Brochu
                  Vice President - Regulatory Affairs
                  Ascent Pediatrics, Inc.
                  187 Ballardvale Street, Suite Bl25
                  Wilmington, MA 01887
                  U.S.A.
                  Facsimile No.:   978-658-3939
                  Telephone No.:  978-658-2500

                  (d) Beginning as of the Effective Date of this Agreement, each party shall promptly notify the other party in writing of any order, request or directive of a court or other governmental authority to recall or withdraw the Product in any jurisdiction. BMS shall be responsible, at its sole cost and expense, for the costs of any recall or withdrawal of the Product.

                  (e) Upon being contacted by the Food and Drug Administration
(FDA) or any other federal, state or local agency for any regulatory purpose pertaining to this Agreement or to the Product, ASCENT shall, if not prohibited by applicable law, immediately notify BMS and will not respond to the agency until consulting with BMS, to the extent feasible; provided, however, that the foregoing shall not be construed to prevent ASCENT in any way from complying, and ASCENT may permit unannounced


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
FDA or similar inspections authorized by law and respond to the extent necessary to comply, with its obligation under applicable law.

                  (f) ASCENT shall inform BMS's office of the Vice President, Worldwide Safety & Surveillance of any Product Quality Complaint received within three (3) working days but no more than four (4) calendar days from the receipt date by ASCENT. A Product Quality Complaint is defined as any complaint that questions the purity, identity, potency or quality of any marketed Product, its packaging, or labeling, or any complaint that concerns any incident that causes the drug product or its labeling to be mistaken for, or applied to, another article or any bacteriological contamination, or any significant chemical, physical, or other change or deterioration in the distributed drug product, or any failure of one or more distributed batches of the drug product to meet the specifications therefor in the NDA for the Product. Such information shall be sent to the same address as set forth in Section 9(c) above

                  (g) BMS Professional Services Department shall handle all medical inquiries concerning the Product. ASCENT shall refer all routine medical information requests in writing to:

                  Bristol-Myers Squibb Company
                  Professional Services Department
                  P.O. Box 4500 Pl5-01
                  Princeton, NJ  08543-4500

         Urgent medical information requests shall be referred by telephone to:
Professional Services Department:  (609) 897-6660.

                  (h) A "serious" adverse event for the Product is defined as any untoward medical occurrence that at any dose for the Product: (i)results in death; (ii) is life-threatening; (iii) requires inpatient hospitalization or prolongation of existing hospitalization; (iv) results in persistent or significant disability/incapacity; (v) is a congenital anomaly/birth defect;
(vi) results in drug dependency or drug abuse; (vii) is cancer, or (viii) is an overdose. A "nonserious" adverse event is defined as that which is not serious.

         10. COMPLIANCE WITH LAW. Each party shall maintain in full force and effect all necessary licenses, permits and other authorizations required by law to carry out its duties and obligations under this Agreement. Each party shall comply with all laws, ordinances, rules and regulations applicable to its activities under this Agreement, including without limitation, any requirements of any product license applicable to the Product in the Territory.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.


         11.      COPROMOTION COMPENSATION.

                  (a) As compensation for services rendered by ASCENT during the Copromotion Term and its agreements hereunder, BMS shall pay to ASCENT an amount equal to the following:

                  (i)      For Net Sales made during the first Agreement Year:

                           (A)      ** of "Base Net Sales attributed to
                                    Pediatricians" (as defined and calculated in accordance with section 11 (b) below); plus

                           (B) ** of "Incentive Net Sales attributed to Pediatricians" (as defined and calculated in accordance with section 11 (b) below).

                  (ii)     For Net Sales made during the second Agreement Year:

                           (A)      ** of Base Net Sales attributed to
                                    Pediatricians (calculated in accordance with section 11 (b) below); plus

                           (B) ** of Incentive Net Sales attributed to Pediatricians (calculated in accordance with section 11 (b) below).

                  (iii) For Net Sales made during each of the third and fourth Agreement Years:

                           (A)      ** of Base Net Sales attributed to
                                    Pediatricians (calculated in accordance with section 11 (b) below); plus

                           (B) ** of Incentive Net Sales attributed to Pediatricians (calculated in accordance with section 11 (b) below).

                  (b) "Base Net Sales attributed to Pediatricians" shall be calculated for an applicable period (whether an Agreement Quarter or Agreement
Year) by multiplying ** (as defined below) for the applicable period by ** (as defined below) for the applicable period and "Incentive Net Sales attributed to Pediatricians" shall be calculated for a period by multiplying ** (as defined below) for the applicable period by ** for the applicable period. For purposes of this Agreement:

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  (i) "Base ASCENT Prescriptions" shall equal the ** for an applicable period (whether an Agreement Quarter or Agreement Year) over the ** for such period (as defined below); provided, that with respect to each of the First and Second Agreement Years, Base ASCENT Prescriptions shall not exceed ** and with respect to each of the Third and Fourth Agreement Years, Base ASCENT Prescriptions shall not exceed ** .

                  (ii) "Incentive ASCENT Prescriptions" shall equal the amount, if any, of ** for the Product.

                  (iii) "Pediatrician Prescriptions" shall equal the ** as determined by the **.

                  (iv) "Net Sales per Script" shall equal ** (as determined by BMS) for the applicable period ** are written or ordered in such period as determined by the **.

                  (v) "Base Level Pediatrician Prescriptions" for an Agreement Quarter or Agreement Year are the retail prescription targets for the Product set forth on Schedule A hereto for each Agreement Quarter and Agreement Year during the Copromotion Term.

                  (c) In order for ASCENT to receive compensation on a quarterly basis, as opposed to waiting until the number of Pediatrician Prescriptions has exceeded the Base Level Pediatrician Prescriptions for an Agreement Year, BMS shall pay to ASCENT, on a quarterly basis for each of the first three Agreement Quarters in any Agreement Year, an amount equal to the product of:

                  (i)      **

                  (ii)     (A) until such time as the aggregate Pediatrician
                               Prescriptions for such Agreement Year exceed ** the applicable percentage rate for such Agreement Year as set forth in Sections 11(a)(i)(A), 11(a)(ii)(A) or 11(a)(iii)(A), as may be applicable, and

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                           (B) with respect to the Pediatrician Prescriptions
                               for such Agreement Year that exceed ** for the Product, the applicable percentage rate for such Agreement Year as set forth in Sections 11(a)(i)(B), 11(a)(ii)(B) or 11(a)(iii)(B) , as
                               may be applicable;

provided, that notwithstanding the foregoing, no payment shall be made to ASCENT for an Agreement Quarter if the cumulative Pediatrician Prescriptions for such Agreement Year through the end of such Agreement Quarter ** for such period.

                  No separate payment shall be made for the fourth Agreement Quarter in any Agreement Year. Instead, at the end of each such Agreement Year, a final reconciliation shall be conducted based on the aggregate amount paid to ASCENT pursuant to this Section 11(c) and the amount to which ASCENT is otherwise entitled for such Agreement Year pursuant to Section 11(a) above (calculated using a single Net Sales per Script figure determined for the entire Agreement Year). The balance due to ASCENT (or to be refunded by ASCENT) shall be computed and paid by the applicable party to the other within ** after the end of such ** .

                  The following example illustrates the foregoing with respect to the first Agreement Year:

AGREEMENT YEAR ONE:

Minimum Base Level Pediatrician Prescriptions
         Needed for ASCENT to realize compensation
         for such Agreement Year:                    **

Expected Base Level Pediatrician Prescriptions by Agreement Quarter (as set forth on Schedule A):

lst Qtr      2nd Qtr       3rd Qtr      4th Qtr      Total
-------      -------       -------      -------      -----
  **           **            **           **          **

  **           **            **           **          **

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

  **          **             **           **          **

ASCENT will be paid compensation for the first Agreement Quarter on the ** generated above the predicted ** (at the ** percentage set forth in Section 11
(a) (i) (A)), will not realize any compensation for the second Agreement Quarter, will not realize any compensation for the third Agreement Quarter even though it exceeded the predicted amount for such Agreement Quarter (since the ** is still less than the cumulative ** for the first three quarters), and will receive a payment at the end of the Agreement Year based on the ** example, those amounts that were paid in the first Agreement Quarter).

                  If the actual fourth Agreement Quarter results under this example had been ** rather than ** ASCENT would pay back to BMS the amount paid by it for the First Agreement Quarter, since ASCENT's ** would not have exceeded the ** needed for compensation for such Agreement Year.

                  (d) Compensation due ASCENT under this section 11 above shall be calculated and paid within ** after the end of each ** during the Copromotion Term, in accordance with Sections 11(a)-(c) and 12 hereof.

                  (e) In addition to compensation received during the Copromotion Term, ASCENT shall receive residual compensation ("Residual Compensation") during the ** period following expiration or early termination of the Copromotion Term (the "Residual Period") equal to ** of the payment due by BMS to it for the ** period immediately preceding termination, but only where:

                  (i) This Agreement has expired in accordance with its terms at the end of the four-year term provided for hereunder (or such longer term as this Agreement may be extended by mutual written consent);

                  (ii) ASCENT has terminated this Agreement prior to expiration in accordance with section 13(b) (iv) hereof; or

                  (iii) BMS has terminated this Agreement pursuant to section 13(d) hereof.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

Termination of this Agreement for any reason other than the above events shall not trigger any Residual Compensation due ASCENT.

                  Such Residual Compensation payment shall be made by BMS in four (4) equal quarterly installments, each installment to be made as of the end of each Agreement Quarter in the Residual Period.

                  (f) Since the amount of said Residual Compensation may be influenced ** .

         12.      PAYMENTS AND REPORTING.

                  (a) BMS shall furnish ASCENT, ** , a report setting forth:

                  (i) the retail prescriptions for the Product in the Territory that were written or ordered by (x) Pediatricians and (y) other health care professionals during such period, in each case, as determined by **; and

                  (ii)     the retail Pediatrician Prescriptions in clause 12(a)
                           (i) above categorized by Pediatrician as sorted by Zip Code; and

                  (iii) a summary report with an explanation of costs associated with Funded Activities.

                  (b) In addition to the reports provided under Section 12 (a) above, BMS shall furnish ASCENT, within ** after each ** a report setting forth:

                  (i) the calculation of ** in the Territory during such period (including the Net Sales for the applicable period used in determining Net Sales per Script for such period); and

                  (ii)     the calculation of ASCENT's compensation under
                           Section 11 with respect to such Net Sales attributable to Pediatricians with respect to such period (and, in addition to a report for the fourth Agreement Quarter, with respect to the entire Agreement Year)

                  (c) BMS shall furnish ASCENT, as of the Effective Date of this Agreement, retail prescription data for the Product on an individual Pediatrician basis for each month in the preceding twelve (12) months sorted by Zip Code with the view to enabling ASCENT to determine the projected base level of sales for each defined ASCENT sales representative territory.

                  (d) The determination of ASCENT's compensation specified in the report shall be made in accordance with Section 11 hereof.

                  (e) All payments to a party under this Agreement shall be made by wire transfer in immediately available funds in legal currency of the United States and shall be delivered to the account of such party designated by it in writing from time to time.

                  (f) The parties will maintain complete and accurate books and records in sufficient detail to enable verification of the detail call activity of ASCENT, the Net Sales of the Product and the basis for calculating the compensation paid by BMS to ASCENT hereunder. Either party may demand an audit of the other party's relevant books and records in order to verify the other's reports on the aforesaid matters. Upon reasonable prior notice to the party to be audited, the independent public accountants of the other party shall have access to the relevant books and records of the party to be audited in order to conduct a review or audit thereof. Such access shall be available during normal business hours not more than once each calendar year during the Copromotion Term and only for a period until two years after the relevant period in question. The accountants shall be entitled to report its conclusions and calculations to the party requesting the audit, except that in no event shall the accountants disclose the names of customers of either party or the prices or terms of sale charged by BMS for the Product.

                  The party requesting the audit shall bear the full cost of the performance of any such audit except as hereinafter set forth. If, as a result of any inspection of the books and records of BMS, it is shown that BMS' payments to ASCENT under this Agreement were less than the amount which should have been paid, then BMS shall make all payments required to be made to eliminate any discrepancy revealed by said inspection within 30 days after ASCENT's demand therefor. If, as a result of any inspection of the books and records of ASCENT, it is shown that BMS's reimbursements for costs associated with Funded Activities to ASCENT under this Agreement were more than the amount which should have been paid, then ASCENT shall reimburse BMS for the discrepancy revealed by said inspection within 30 days after BMS's demand therefor. Furthermore, if the payments were less than the amount which should have been paid by an amount in excess of five percent (5%) of the payments actually made during the period in question, the party responsible for the discrepancy shall also reimburse the auditing party for its out-of-pocket costs of such inspection.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.


         13.      COPROMOTION TERM AND TERMINATION.

                  (a) The Copromotion Term shall begin on March 1, 1998 and shall end on February 28, 2002, unless terminated earlier in accordance with
Section 13 (b), (c) or (d) below or unless extended pursuant to section 13(e) by the parties' mutual agreement (the "Copromotion Term")

                  (b)      ASCENT may terminate the Copromotion Term:

                  (i) at any time, without cause, upon ** prior written notice to BMS. During such notice period, ASCENT shall continue to fulfill its obligations under this Agreement; or

                  (ii) upon thirty (30) days' prior written notice to BMS, if there has been a materially adverse change in the market outside ASCENT's control that prevents ASCENT from being able to achieve ** under this Agreement for such Agreement year, and which could not ** ;

                  (iii) upon thirty (30) days' prior written notice to BMS, if BMS has ceased for a period of more than ** manufacturing and marketing the Product because of a significant safety problem related to the Product (such notice to be provided within said period of cessation, or this right shall lapse as to such period), and BMS does not resume manufacturing within such 30-day notice period; or

                  (iv) ASCENT may terminate the Copromotion Term immediately upon written notice of termination given to BMS, if BMS has breached a material obligation or duty under this Agreement that is continuing 30 days after ASCENT has advised BMS in writing of the nature of said breach.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                  (c) BMS may terminate the Copromotion Term upon the occurrence of any of the following:

                  (i)      Upon ** prior written notice to ASCENT,
                           if:

                           (A) ASCENT fails to achieve ** hereof to ASCENT with
                               respect to each such Agreement Year; or

                           (B) Pediatrician Prescriptions fail to exceed, **
                               under Section 11 hereof to ASCENT with respect to such Agreement Year; or

                           (C) Pediatrician Prescriptions fail to exceed, **
                               under Section 11 hereof to ASCENT with respect to any such Agreement Quarter;

                           and there has been no materially adverse change in the relevant market outside ASCENT's control that prevents ASCENT from being able to achieve ** for such Agreement Quarter or Agreement Year, as the case may be, that could not ** ; or


                  (ii) Upon written notice to ASCENT, if BMS has permanently ceased manufacturing and marketing the Product because of a significant safety problem related to the Product; or

                  (iii) BMS may terminate the Copromotion Term immediately upon written notice of termination given to ASCENT, if ASCENT has breached a material obligation or duty under this Agreement that is continuing 30 days after BMS has advised ASCENT in writing of the nature of the breach or default.

                  (d) If during the Copromotion Term ASCENT experiences a "change in control", ASCENT will promptly notify BMS in writing of same, and BMS shall be entitled at any time within one hundred twenty (120) days after receipt of such notification, in the exercise of its sole and absolute discretion, upon 90 days' written notice to ASCENT, to terminate the Copromotion Term. For purposes of this

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


Agreement, the term "change in control" shall mean any sale of voting securities or sale of assets (whether by sale, merger, consolidation, share exchange, or otherwise) which, directly or indirectly, (i) transfers over ** of the assets of ASCENT to any Person other than an Affiliate of ASCENT, or (ii) results in any Person (other than an Affiliate of ASCENT existing as of the Effective Date or a financial institution or venture capital firm) becoming the beneficial owner, directly or indirectly, of securities of ASCENT representing over: (A) if such Person is a "Pharmaceutical-related Person" (as defined below), ** of the combined voting power of ASCENT's then outstanding securities, or (B) if such Person is not a "Pharmaceutical-related Person", ** of the combined voting power of ASCENT's then outstanding securities. This termination right may be exercised by BMS each time there is a change in control, whether or not exercised with respect to an earlier change in control. Each party shall continue to fulfill its duties hereunder during such 90-day notice period.

                  For purposes of this paragraph 13(d) only,

                  "Person" shall have the meaning used in section 13 (d) and 14(d) of the Securities Exchange Act of 1934, as amended, and "beneficial ownership" shall be determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, as amended; and

                  "Pharmaceutical-related Person" means a Person, or any Affiliate of such a Person, for whom more than fifty percent (50%) of such Person's gross revenues are derived, as applicable, from (i) the sale, licensing and/or distribution of drug products (whether prescription, generic or over-the counter), nutritional agents and medical devices, and (ii) the provision of drug or device management services (such as a Pharmaceutical Benefits Management (PBM) entity)

                  (e) The Copromotion Term may be extended as the parties may mutually agree, it being understood that neither party shall be under any obligation, express or implied, to do so. In order to be binding upon either party, any such extension, and the terms governing such extension, must be evidenced by a written agreement executed by duly authorized representatives of both parties.

                  (f) Neither the termination nor expiration of the Copromotion Term shall release or operate to discharge either party from any liability or obligation that may have accrued prior to such termination or expiration. Any termination of the Copromotion Term by a party shall not be an exclusive remedy, but shall be in addition to any legal or equitable remedies that may be available to the terminating party. However, neither party shall be liable to the other party for any damages (whether direct, indirect, special, consequential, incidental, or other, including lost profits)

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.


sustained by reason of expiration of this Agreement or for termination of this Agreement by a party in accordance with the terms hereof.

                  (g) If the Copromotion Term is terminated by either party prior to the completion of a Agreement Quarter, ASCENT shall be entitled to receive a pro rata portion of the compensation which it would have been entitled to receive under Section 11 had the Copromotion Term been in effect for the entire Agreement Quarter (calculated based on a pro rata portion of all Base Level Pediatrician Prescriptions obtained for the Product for such Agreement Quarter)

                  (h) Upon the termination or expiration of the Copromotion Term, ASCENT shall cease all of its promotion activities pursuant to this Agreement, discontinue any use of the Trademark, and return to BMS all sales training, promotional, marketing material, BMS call lists and computer files, and any remaining Product samples (i.e., not already distributed or destroyed with destruction certified by ASCENT) that may have been supplied to ASCENT by BMS under this Agreement. ASCENT shall be entitled to retain its own call list of Pediatricians following such termination or expiration, without liability or obligation to BMS.

                  (i) This Agreement shall be deemed to be terminated in its entirety and of no further force and effect if neither party has any further obligation to the other party in accordance with the terms hereof.

                  14.      INDEMNIFICATION AND INSURANCE.

                  (a) BMS shall defend, indemnify and hold ASCENT and its employees, agents, officers, directors and affiliates (an "ASCENT Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses incurred by an ASCENT Party and resulting from or arising in connection with ** . Notwithstanding anything in this Section 14(a), BMS shall not be obligated to indemnify an ASCENT Party for any liability related to the Product for which ASCENT has assumed an indemnification obligation under Section 14(b) below.

                  (b) ASCENT shall defend, indemnify and hold BMS and its employees, agents, officers, directors and affiliates (a "BMS Party") harmless from and against any and all losses, liabilities, obligations, claims, fees (including, without limitation, attorneys fees), expenses and lawsuits brought against or incurred by a BMS Party resulting from

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.



or arising in connection with ** .

                  (c) To receive the benefits of the indemnity under clauses (a) or (b) above, as applicable, the indemnified party must (i) give the indemnifying party written notice of any claim or potential claim, promptly after the indemnified party receives notice of any such claim; (ii) allow the indemnifying party to assume the control of the defense and settlement (including all decisions relating litigation, defense and appeal) of any such claim (so long as it has confirmed its indemnification obligation responsibility to the indemnified party under this Section 14). If the indemnifying party defends the claim, the indemnified party may participate in, but not control, the defense of such claim at its sole cost and expense. An indemnifying party shall have no liability under this Section 14 as to any claim for which settlement or compromise or an offer of settlement or compromise is made by the indemnified party without the prior consent of the indemnifying party.

                  (d) Each party shall use ** to maintain insurance against ** . Each party shall furnish to the other party evidence of such insurance, upon request. Such insurance information shall be kept in confidence in the same manner as any other confidential information disclosed by a party to the other.

                  15.      CONFIDENTIALITY.

                  (a) Each party acknowledges that it may receive confidential or proprietary information of the other party in the performance of this Agreement. Each party shall hold confidential and shall not, directly or indirectly, disclose, publish or use for the benefit of any third party or itself, except in carrying out its duties hereunder, any confidential or proprietary information of the other party, without first having obtained the furnishing party's written consent to such disclosure or use. "Confidential or Proprietary information" shall include, inter alia, know-how, scientific information, clinical data, formulas, methods and processes, specifications, pricing information (including discounts, rebates and other price adjustments) and other terms and conditions of sales, customer information, business plans, and all other intellectual property. This restriction shall not apply to any information within the following categories:

                  (i) information that is known to the receiving party or its
            Affiliates prior to the time of disclosure to it, to the extent evidenced by written records or other competent proof;

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                  (ii) information that is independently developed by employees, agents, or independent contractors of the receiving party or its Affiliates without reference to or reliance upon the information furnished by the disclosing party, as evidenced by written records or other competent proof;

                  (iii) information disclosed to the receiving party or its
            Affiliates by a third party that has a right to make such disclosure;

                  (iv) information that is contained in any written promotional material prepared by BMS for use in connection with the Product; or

                  (v) any other information that becomes part of the public
            domain through no fault or negligence of the receiving party.

                  The receiving party shall also be entitled to disclose the other party's Confidential Information that is required to be disclosed in compliance with applicable laws or regulations (including, without limitation, to comply with SEC, NASDAQ or stock exchange disclosure requirements), or by order of any governmental body or a court of competent jurisdiction; provided that the party required to disclose such information shall use all reasonable efforts to obtain confidential treatment of such information by the agency or court.

                  (b) This obligation shall survive the termination or expiration of this Agreement for ** years.

                  (c) The confidentiality obligations described above shall as of the date hereof supersede the Confidential Disclosure Agreement dated as of November 20, 1997 between the parties and shall govern any and all information disclosed by either party to the other pursuant thereto, and shall be retroactively effective to the date of such Confidential Disclosure Agreement.

                  (d) It is expressly understood and agreed that ASCENT may disclose confidential information to members of its board of directors who are not employees of ASCENT, provided, that ASCENT shall use commercially reasonable efforts to ensure that such directors shall abide by their confidentiality obligations as regards confidential information hereunder which is disclosed to them.

                  16.      REPRESENTATIONS AND WARRANTIES.

                  (a) BMS represents and warrants to ASCENT that (i) the execution, delivery and performance of this Agreement by BMS does not conflict with, or constitute a breach of any order, judgment, agreement or instrument to which BMS is a party; (ii) the execution, delivery and performance of this Agreement by BMS does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority; (iii) the rights granted by BMS to ASCENT hereunder do not conflict with any rights granted by BMS to any third party; (iv) BMS has not received any notice, and is not aware of the basis for, any claim that the manufacture, use or sale of the Product infringes any patent or other intellectual property right of any third party; and (v) any Product samples provided ASCENT hereunder have been at all times in the control of BMS and meet applicable specifications contained in the NDA for the Product.

                  (b) ASCENT represents and warrants to BMS that (i) the execution, delivery and performance of this Agreement by ASCENT does not conflict with, or constitute a breach of any order, judgment, agreement or instrument to which ASCENT is a party; and (ii) the execution, delivery and performance of this Agreement by ASCENT does not require the consent of any person or the authorization of (by notice or otherwise) any governmental or regulatory authority.

                  17. NOTICES. Unless otherwise explicitly set forth herein, any notice required or permitted to be given hereunder shall be in writing and shall be delivered personally by hand, or sent by reputable overnight courier, signature required, to the addresses of each party set forth below or to such other address or addresses as shall be designated in writing in the same matter:

                  (a)      If to BMS:

                           Bristol-Myers Squibb U.S. Pharmaceutical Group 777 Scudders Mill Road
                           Plainsboro, NJ  08536
                           Attention:  Vice President and Senior Counsel,
                                       U.S. Pharmaceuticals Group

                  (b)      If to ASCENT:

                           Ascent Pediatrics, Inc.
                           187 Ballardvalle Street
                           Suite B125
                           Wilmington, Massachusetts 01887
                           Attention:  President and CEO

with a copy to:

                           Hale and Dorr LLP
                           60 State Street
                           Boston, Massachusetts 02109
                           Attention:  David E. Redlick, Esq.

All notices shall be deemed given when received by the addressee.

                  18. NON-SOLICITATION. During the Copromotion Term and for a period of one (1) year thereafter, neither party shall solicit, directly or indirectly, any individual who was a member of the other party's sales force or marketing group related to the Product in the Territory during the Copromotion Term, without the written consent of the other party.

                  19.      MISCELLANEOUS PROVISIONS.

                  (a) Assignment Neither party shall assign or otherwise transfer this Agreement or any interest herein or right hereunder without the prior written consent of the other party, and any such purported assignment, transfer or attempt to assign or transfer any interest herein or right hereunder shall be void and of no effect; except that each party may assign its rights or obligations hereunder to an Affiliate thereof without the prior consent of the other party (although, in such event, the assigning party shall remain primarily responsible for all of its obligations and agreements set forth herein, notwithstanding such assignment).

                  (b) Non-Waiver. Any failure on the part of a party to enforce at any time or for any period of time any of the provisions of this Agreement shall not be deemed or construed to be a waiver of such provisions or of any right of such party thereafter to enforce each and every such provision on any succeeding occasion or breach thereof.

                  (c) Dispute Resolution. If any dispute arises under this Agreement which cannot be resolved expeditiously by the Sales/Marketing Committee after due consideration, the matter shall be submitted to the Chief Executive Officer of ASCENT and the President of BMS U.S. Pharmaceuticals for resolution. Any dispute that can not be so resolved within 30 days after submission shall be submitted for arbitration in accordance with the rules of the American Arbitration Association, and the award or decision made by the arbitrator(s) designated pursuant to the American Arbitration Association rules of arbitration shall be binding upon the parties hereto and a judgment consistent therewith may be entered in any court of competent jurisdiction; provided, however, that nothing herein contained shall preclude a party from seeking equitable remedies in any court of competent jurisdiction in order to enforce the provisions of Section 18 hereof. Any proceeding brought by BMS against ASCENT shall be brought in Boston, Massachusetts, and any proceeding brought by ASCENT against BMS shall be brought in New York, New York.

                  (d) Entirety of Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all previous and contemporaneous verbal and written agreements, representations and warranties with respect to such subject matter. This Agreement (or any provision or term hereof) may be released, waived, changed or supplemented only by a written agreement signed by an officer or other authorized representative of the party against whom enforcement of any release, waiver, change or supplement is sought. This Agreement shall not be strictly construed against either party hereto.

                  (e) Public Announcements. The form and content of any public announcement to be made by one party regarding this Agreement, or the subject matter contained herein, shall be subject to the prior written consent of the other party (which consent may not be unreasonably withheld), except as may be required by applicable law (including, without limitation, disclosure requirements of the SEC, NASDAQ, or any other stock exchange) in which event the other party shall endeavor to give the other party reasonable advance notice and review of any such disclosure.

                  (f) Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its conflict of laws provisions.

                  (g) Relationship of the Parties. In making and performing this Agreement, the parties act and shall act at all times as independent entities and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between BMS and ASCENT. Except as otherwise provided herein, neither party may make any representation, warranty or commitment, whether express or implied, on behalf of or incur any charges or expenses for or in the name of the other party. No party shall be liable for the act of any other party unless such act is expressly authorized in writing by both parties hereto.

                  (h) Counterparts. This Agreement shall become binding when any one or more counterparts hereof, individually or taken together, shall bear the signatures of each of the parties hereto. This Agreement may be executed in any number of counterparts, each of which shall be deemed an Original as against the party whose signature appears thereon, but all of which taken together shall constitute but one and the same instrument.

                  (i) Force Majeure. Neither party shall be liable to the other party for any failure to perform as required by this Agreement if the failure to perform is due to circumstances reasonably beyond such party's control, including, without limitation, acts of God, civil disorders or commotions, acts of aggression, fire, explosions, floods, drought, war, sabotage, embargo, utility failures, material shortages, labor disturbances, a national health emergency, or appropriations of property. A party whose performance is affected by a force majeure event shall take prompt action using its reasonable best efforts to remedy the effects of the force majeure event.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

BRISTOL-MYERS SQUIBB U.S.              ASCENT PEDIATRICS, INC.
PHARMACEUTICALS GROUP

By:  /s/ Richard J. Lane               By:      /s/ Alan R. Fox
   --------------------------             ---------------------------
   Name:  Richard J. Lane                 Name:    Alan R. Fox
   Title: President                       Title:   President & CEO

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                                   SCHEDULE A

                      BASE LEVEL PEDIATRICIAN PRESCRIPTIONS

First and Second Agreement Years (3/1/98-2/28/2000)


                                                            Agreement
                            Q1      Q2      Q3       Q4        Year
                            --      --      --       --        ----
Base Level                  **      **      **       **         **

Third and Fourth Agreement Years (3/1/00-2/28/2002)

                                                           Agreement
                            Q1      Q2      Q3      Q4        Year
                            --      --      --      --        ----
Base Level                  **      **      **      **         **

Percentage by Agreement
Quarter                     **      **      **      **         **

The target sales projection for any Agreement Quarter should equal ** needed for ASCENT to realize compensation for an applicable Agreement Year as set forth above. The Sales/Marketing Committee will review the actual retail Pediatrician Prescriptions by Agreement Quarter not less frequently than semi-annually against the above Agreement Quarter targets, and will endeavor in good faith to adjust the above Agreement Quarter targets prospectively (but not the annual minimum Based Level Pediatrician Prescription total for any Agreement Year), as appropriate, to recognize trends and to take into account new material information in order to make the target allocations for any future Agreement Quarter as reasonably accurate as practicable. Changes in this Schedule A may only be made by ** of the Sales/Marketing Committee.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.

                                   SCHEDULE B

COST OF PRODUCT SAMPLES FOR FIRST AGREEMENT YEAR

DURICEF(R) O.S. Presentation   Cost per Case*
----------------------------   --------------
#078292 - 250mg/5m1                 **

#078393 - 500mg                     **

*Each case contains twelve (12) boxes. Each box contains 2 unit bottles. Total units per case are therefore 24 units.

         CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH
THE SECURITIES AND EXCHANGE COMMISSION.  ASTERISKS DENOTE OMISSIONS.



                                       33